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                                                                   EXHIBIT 10.22

                            HYDE PARK PLACE, LTD. II
                             PARKER STREET PROPERTY
                               PARKING AGREEMENT

This Agreement between Hyde Park Place Ltd., II, Lessor, and Romac International, Lessee, will provide for the payment of monthly parking fees by the Lessee to the Lessor for the lot located between Platt Street, Parker Street and Hyde Park Place (the Lot), according to the following terms and conditions:

TERM: The Term of this Agreement shall be fifteen (15) years beginning April 15, 1995 (but shall be cancellable by Lessee upon satisfaction of the first mortgage debt encumbering the Lot);

RENTAL: Lessee shall pay Lessor as monthly rental an amount equal to 1/12 of the annual debt service owed by Lessor to the First Mortgagee (currently Village Bank) plus applicable sales tax. Said annual debt service payment and therefore monthly rental shall be subject to adjustment at the 5th year anniversary and the 10th year anniversary of this Agreement;

EXPENSES:       Lessee shall pay Lessor directly on a monthly basis 1/12 of the annual property expenses for the Lot, including but not limited to, ad valorem taxes, expenses for repair and maintenance expense, security, electrical usage, insurance premiums, policing and trash removal, etc.;

CAPITAL
IMPROVEMENTS:   Except for any initial capital improvements, Lessee shall be responsible for any and all subsequent capital improvements to the Lot;

USAGE: Lessee shall have exclusive use of the Lot including the right to sublease, rent the lot for special events, etc.;

This Agreement shall be binding on the parties and any successors in interest.

In Witness Whereof the parties have executed this Agreement on this day, 13th of April, 1995.


LESSOR:                                       LESSEE:

HYDE PARK PLACE, LTD. II                      ROMAC INTERNATIONAL, INC.


/s/ Daniel B. Howell                          /s/  David L. Dunkel
- ---------------------------                   -------------------------------
Daniel B. Howell, President                   David L. Dunkel, President
Bay Villa Developers, Inc.
as general partner